                                                                   EXHIBIT 10.28


                                  June 5, 1997

Name ____________________

     Re:  Your Employment With ULTRADATA Corporation
          ------------------------------------------

Dear            :
     -----------

     This letter will set forth the binding agreement of employment (the "Agreement"), effective as of June 5, 1997 (the "Effective Date"), between you
 ---------                                       --------------
ULTRADATA Corporation, a Delaware corporation ("ULTRADATA").

     1.  EMPLOYMENT AND DUTIES.  During the Employment Term, as defined in
         ---------------------
Section 3 below, you will serve as _______________________________________ of
ULTRADATA. You will have such duties and authority as are customary for, and commensurate with such position, and such other reasonable duties and authority as the Board of Directors of ULTRADATA (the "Board") or the President of
                                             -----
ULTRADATA prescribes from time to time.

     2.  COMPENSATION.
         ------------

         (a) SALARY.  For your services hereunder, ULTRADATA will pay as salary
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to you the amount of __________ per month during each of the calendar years of the Employment Term, as defined in Section 3 below, prorated for any year in which this Agreement is in effect for only a portion of the calendar year. Such salary will be paid in conformity with ULTRADATA's normal payroll period. Your salary will be reviewed by the Board from time to time at its discretion, and you will receive such salary increases, if any, as the Board in its sole discretion determines.

         (b) BONUS.  In addition to the salary set forth in Section 2(a)
             -----
hereof, you will be eligible starting in fiscal 1997, for an annual bonus pursuant to a formula, and determined in accordance with criteria, in each case to be established by the Board of Directors and/or its Compensation Committee, which formula and criteria will be communicated to you in writing reasonably in advance of the commencement of the performance period to which such bonus will relate.

         (c) OTHER BENEFITS.  You will be entitled to participate in and
             --------------
receive benefits under ULTRADATA's standard ULTRADATA benefits plans as in effect from time to time, including medical insurance, sick leave, and vacation time, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and ULTRADATA policies.
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June 5, 1997

         (d) EXPENSES.  During the term of your employment hereunder, you will
             --------
be entitled to receive prompt reimbursement from the ULTRADATA for all reasonable business-related expenses incurred by you, in accordance with ULTRADATA's policies and procedures as in effect from time to time, provided that you will properly account for such business expenses in accordance with ULTRADATA's policy.

         (e) DEDUCTIONS AND WITHHOLDING.  All amounts payable or which become
             --------------------------
payable under any provision of this Agreement will be subject to any deductions authorized in writing by you and any deductions and withholdings required by law.

     3.  TERM OF EMPLOYMENT.
         ------------------

         (a) TERM.  This Agreement will continue in full force and effect from
             ----
and including the Effective Date through and including June 5, 1998, unless sooner terminated or extended as hereinafter provided (the "Employment Term").
                                                            ---------------

         (b) EXTENSION OF TERM.  The term hereof may be extended by a written
             -----------------
amendment to this Agreement signed by both you and ULTRADATA. Notwithstanding the foregoing, if a Corporate Transaction (as defined below) occurs during the Employment Term, the Employment Term will be automatically extended and the terms and conditions of Section 3 and 4 will remain in effect.

         (c) EARLY TERMINATION.  Your employment with ULTRADATA under this
             -----------------
Agreement may be terminated by ULTRADATA at any time during the Employment Term by the President or the Board, for any reason and with or without cause, upon delivery of written notice by ULTRADATA. ULTRADATA is not required to give you any advance notice of termination which, in the sole discretion of ULTRADATA, may be effective immediately upon delivery of written notice to you. You may terminate this Agreement at any time by giving ULTRADATA written notice of your resignation at least 30 days in advance; provided, however, that the Board may determine upon receipt of such notice that the effective date of such resignation will be immediate or some time prior to the expiration of the notice period stated in your written notice to ULTRADATA.

         (d) TERMINATION FOR CAUSE.  Prior to the expiration of the Employment
             ---------------------
Term, your employment may be terminated for Cause by the Board, immediately upon delivery of termination notice thereof to you. For these purposes, termination for "Cause" will include, without limitation, termination because of your (a)
     -----
failure or a refusal to comply in any material respect with the reasonable policies, standards or regulations of the Company; (b) failure or a refusal in any material respect, faithfully or diligently, to perform your duties determined by the Company in accordance with this Agreement or the customary duties of Employee's employment (whether due to ill health, disability or otherwise); (c) unprofessional, unethical or fraudulent conduct or conduct that materially discredits the Company or is materially detrimental to the

June 5, 1997

reputation, character or standing of the Company; (d) dishonest conduct or a deliberate attempt to do an injury to the Company; (e) material breach of a term of this Agreement or the Employee Invention Assignment and Confidentiality Agreement, including, without limitation, Employee's theft of the Company's proprietary information; or (f) an unlawful or criminal act which would reflect badly on the Company in the Company's reasonable judgment.

         (e) TERMINATION DUE TO DEATH OR DISABILITY.  Your employment hereunder
             --------------------------------------
will terminate immediately upon your death. In the event that by reason of injury, illness or other physical or mental impairment you are (i) completely unable to perform your services hereunder for more than two consecutive months, or (ii) unable in the good faith judgment of the Board to perform your services hereunder for 50% or more of the normal working day throughout six consecutive months, then ULTRADATA may terminate your employment hereunder at the end of such two-month or six-month period, as applicable, by delivery to you of written notice of such termination.

     4.  PAYMENTS AND BENEFITS AFTER TERMINATION OF EMPLOYMENT.
         -----------------------------------------------------

         (a) TERMINATION FOR CAUSE, DEATH OR DISABILITY, CERTAIN OTHER
             ---------------------------------------------------------
INVOLUNTARY TERMINATION OR VOLUNTARY TERMINATION. Upon termination of your
------------------------------------------------
employment by ULTRADATA under Section 3(c) hereof, but subject in such case to the provisions of Section 4(b) hereof, or under Section 3(d) hereof, Section 3(e) hereof, or upon your voluntary termination of employment pursuant to
Section 3(c) hereof, all salary and benefits hereunder will cease immediately.

         (b) INVOLUNTARY TERMINATION AFTER CORPORATE TRANSACTION.
             ---------------------------------------------------

             (i) Definitions. For purposes of this Section 4(b):
                 -----------

                 (A) A "Corporate Transaction" is defined as (i) a merger or
                        ---------------------
acquisition in which the Company is not the surviving entity (except for a merger of the Company into a wholly-owned subsidiary, and except for a transaction the purpose of which is to change the State in which the Company is incorporated), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (iii) any other corporate reorganization or business combination, and in which the beneficial ownership of 50% or more of the Company's outstanding voting stock is transferred.

                 (B) The "Post-Transaction Period" is defined as the
                          -----------------------
twelve-month period commencing on the date of the closing or effectiveness of a Corporate Transaction, and ending on the same numerical date in such twelfth month as the date upon which such closing or effectiveness of the Corporate Transaction occurred in the original month.

June 5, 1997

                 (D) A "Constructive Termination Event" will be deemed to have
                        ------------------------------
occurred at ULTRADATA's close of business on the fourteenth (14th) day after, and including, the first day, that any of the following actions is taken by ULTRADATA and such action is not reversed in full by ULTRADATA within such fourteen-day period unless prior to the expiration of such fourteen-day period you have otherwise agreed to the specific relevant event in writing: (1) your aggregate benefits are materially reduced (as such reduction and materiality are determined by customary practice within the software industry within the State of California) below those in effect immediately prior to the effective date of such Constructive Termination Event, and such reduction is not applied as part of an overall reduction in benefits in which you are treated proportionally given your position, length of service, income and other customary relevant factors, and/or (2) your duties and/or authority are materially decreased or increased from those in effect immediately prior to such Constructive Termination Event, in a way that is adverse to you, as determined by customary practice within the semiconductor industry within the State of California and/or
(3) you are required to perform your employment obligations (other than routine travel consistent with that prior to the effective date of such Constructive Termination Event) at a location more than twenty-five (25) miles away from your principal place of work for ULTRADATA as such place of work was in effect immediately prior to the effective date of such Constructive Termination Event.

             (ii) Severance Pay For Involuntary Termination Without Cause. If at
                  -------------------------------------------------------
any time following the closing of a Corporate Transaction (A) your employment is terminated by ULTRADATA without Cause, pursuant to Section 3(c) hereof, (but not if your employment is terminated for Cause (under Section 3(d) hereof) or by reason of your death or disability (under Section 3(e) hereof), nor if you voluntarily terminate your employment under Section 3(c) hereof except if such voluntary termination is as a result of a Constructive Termination Event), or
(B) a Constructive Termination Event occurs and you voluntarily terminate your employment thereafter before such Constructive Termination Event is reversed by ULTRADATA as set forth in Section 4(b)(i)(D) hereof, then from and after the date of such termination, you will be paid severance pay by ULTRADATA: (A) if the termination occurs during the Post-Transaction Period, for a period of twelve (12) months from and after the date of such termination (prorated for the first and last month of such twelve-month period if your employment is terminated other than at the end of a calendar month) of an amount equal to the total amount of your annualized salary as in effect immediately prior to such termination or Constructive Termination Event, to be paid in twelve equal installments each paid on the date you otherwise would have been paid your salary had your employment continued; and (B) if the termination occurs following the Post Transaction Period such termination (prorated for the first and last month of such sixth-month period if your employment is terminated other than at the end of a calendar month) of an amount equal to the total amount of your annualized salary as in effect immediately prior to such termination or Constructive Termination Event, to be paid in six equal installments each paid on the date you otherwise would have been paid your salary had your employment continued.

June 5, 1997

         (c) BONUS, BENEFITS; COOPERATION. In the event of any termination of
             ----------------------------
your employment, for whatever reason, you also will be paid, when otherwise due, any bonus to which you otherwise would be entitled, and to such continuation of your benefits listed in Section 2(c) hereof as may be provided by ULTRADATA policy or required by law. After any such termination of your employment, except to the extent you are not able to do so by reason of your death or disability, you will cooperate with ULTRADATA in providing for the orderly transition of your duties and responsibilities to other individuals, as is reasonably requested by ULTRADATA.

         (d) OTHER MATTERS. In the event of any termination other than voluntary
             -------------
termination or termination for cause; employee will be entitled to retain his company provided cellular phone and notebook computer as then currently provided by Company. Additionally, placement services will be provided as the Company customarily provides to other Executives leaving the Company.

     5.  PROPRIETARY RIGHTS.  You hereby acknowledge and confirm that you have
         ------------------
executed the Company's standard Employee Invention Assignment and Confidentiality Agreement with the Company, which agreement is in full force and effect. The provisions of such agreement will survive any termination or expiration of this Agreement.

     6.  MISCELLANEOUS.  This Agreement contains the entire understanding and
         -------------
sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby and may only be modified by an agreement in writing signed by ULTRADATA and you, and which states the intent of the parties to amend this Agreement. If any provision of this Agreement is held to be invalid or otherwise unenforceable, in whole or in part, the remainder of such provision and the remainder of this Agreement will not be affected thereby and will be enforced to the fullest extent permitted by law. Neither this Agreement nor the rights or obligations hereunder will be assignable by you. ULTRADATA may assign this Agreement to any successor of ULTRADATA, and upon such assignment any such successor will be deemed substituted for ULTRADATA upon the terms and subject to the conditions hereof. This Agreement will be binding upon the successors and assigns of the parties hereof and upon your heirs, executors and administrators. This Agreement has been negotiated and executed in, and will be governed by and construed with the laws of, the State of California. Any notice, request, demand or other communication required or permitted hereunder will be deemed to be properly given when personally served in writing, or when deposited in the United States mail, postage pre-paid, addressed to ULTRADATA at the address shown at the beginning of this letter, or to you at the address shown below, or by facsimile upon confirmation of receipt. Each party hereto may change its address by written notice in accordance with this Section 6.

June 5, 1997






                                 Sincerely,


                                 /s/ Robert J. Majteles
                                 -------------------------------------
                                 Robert J. Majteles
                                 President and Chief Executive Officer



ACCEPTED AND AGREED:
--------------------



--------------------------------------
[Name]
Date signed:    June 5, 1997

                                  Schedule to
                                 EXHIBIT 10.28

                             ULTRADATA Corporation
                           Executive Management Team


Executive Employment Agreement Information:

Name                   Title                                                    Monthly Salary
Ronald Marguglio       Vice President, Sales and Marketing                          $12,500
Philip D. Ranger       Vice President, Secretary and Chief Financial Officer        $11,250
David Robbins          Vice President, Customer Services                            $11,250
Cindy Stinnette        Vice President, Product Development                          $11,250


All Agreements executed on June 5, 1997

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